EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS FROM CONTINUING OPERATIONS

FULLY DILUTED EARNINGS PER SHARE FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1997


         Net income from continuing operations                                                  $  476,464
         Interest reduction on conversion of convertible debt                                       75,488
                                                                                                ----------
                Adjusted net income                                                             $  551,952
                                                                                                ==========

         Weighted average common shares and common share equivalents                             8,391,264
         Conversion of convertible debt                                                            809,401
                                                                                                ----------
                Adjusted shares outstanding                                                      9,200,665
                                                                                                ==========
         Fully diluted earnings per share                                                           $ 0.06
                                                                                                    ======


FULLY DILUTED EARNINGS PER SHARE FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1997


         Net income from continuing operations                                                  $  363,796
         Interest reduction on conversion of convertible debt                                       37,363
                                                                                                ----------
                Adjusted net income                                                             $  401,159
                                                                                                ==========

         Weighted average common shares and common share equivalents                             8,584,367
         Conversion of convertible debt                                                            809,401
                                                                                                ----------
                Adjusted shares outstanding                                                      9,393,768
                                                                                                ==========
         Fully diluted earnings per share                                                           $ 0.04
                                                                                                    ======